UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

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December 29, 2015

Dear Shareholder:

We are kindly asking you to VOTE OR RE-VOTE “FOR” PROPOSAL 2 in your best interest.

Prospect Capital Corporation (“Prospect”) is holding its adjourned annual meeting of stockholders (the “Annual Meeting”) on Friday, January 8, 2016, with the only remaining item Proposal 2 in Prospect’s definitive proxy statement as filed with the Securities and Exchange Commission on September 10, 2015 (the “Proxy”). The Board of Directors unanimously recommends a “FOR” vote because:

•	We believe this important option helps to enhance Prospect’s access to financing on attractive terms.

•	This option provides us flexibility to make accretive acquisitions using our stock, such as our acquisition of Patriot Capital which resulted in annualized returns in excess of 40%.

•
Prospect has been a responsible steward with zero shares issued below net asset value (“NAV”) in the past year after previously winning this important vote. Over 90% of our shares issued in the past three fiscal years have been at a premium to NAV, resulting in accretion of $0.16 per share.

•
This option does not mean Prospect desires to raise equity at current share price levels. The company has not completed any equity offerings in over a year and has repurchased over $30 million of stock.

•
Without this vote, Prospect can still pursue follow-on rights offerings as a means of raising equity capital for the purposes noted above, but we believe such offerings are more expensive for our existing shareholders, and we would strongly prefer to have less costly options at our disposal.

•	Prospect’s senior management and board members, who have purchased over $50 million of Prospect stock in the past year (primarily in the past month), support this important vote.

•	Institutional Shareholder Services (“ISS”) and Glass Lewis, leading independent proxy advisory firms, both recommend a “FOR” vote on Proposal 2.

Sincerely,

John F. Barry III Chief Executive Officer
If you would like another copy of the Proxy or have Proxy-related questions, please call 1-866-387-0770 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

1.
Vote with a Telephone Voting Representative. You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-387-0770. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website

4.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope. If convenient for you, PLEASE utilize one of the first three options above to insure that your response is received in time for the annual meeting on January 8, 2016.